EXHIBIT 99

           DARDEN EXPECTS CASUAL DINING RESTAURANT SALES TO DOUBLE TO
     $95 BILLION AND INTENDS TO INCREASE ITS LEADING MARKET SHARE POSITION

ORLANDO, FL - During its conference for investors and restaurant analysts, Darden Restaurants said sales in the $44 billion casual dining segment could more than double to as much as $95 billion by the end of the decade. The Company pointed to a number of factors it believes should propel a 6% - 8% increase in annual segment sales for at least the next 10 years.

         "People in their 40's, 50's and 60's are the prime users of casual dining restaurants, and the number of people in these age groups will increase dramatically over the next ten years," said Joe Lee, Darden's Chairman and CEO. "This should help drive strong casual dining growth and we intend to take full advantage of the market opportunity expected as a result of this and other changes in lifestyle."

         "There are a number of factors that bode well for casual dining," said Bob O'Brien, President of NPD Foodservice Information Group, who provided an overview of the restaurant industry at the conference. He cited continued growth in the number of dual-income couples with more resources to spend dining out and greater time constraints limiting their ability or desire to cook at home. O'Brien also said there is increasing consensus that other lifestyle changes which have left consumers less inclined to prepare meals at home are unlikely to reverse.

DARDEN'S GOAL IS INCREASED MARKET SHARE

         Already the largest Company in casual dining with more than 8% market share in 1999, Darden said it is pursuing several areas of growth as it seeks even greater share. Clarence Otis, Darden's Chief Financial Officer said the Company believes Red Lobster and Olive Garden, its two well-established, core businesses, are capable of increasing their combined restaurant base by 18% - 25% while also providing strong same-restaurant sales growth. For the remaining sales to meet its market share objectives, Otis said Darden intends to continue to grow its newer Bahama Breeze concept and is looking to develop internally, and acquire other restaurant businesses.

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         "We are very excited about Olive Garden's  long-term  prospects,"  said
Olive Garden President Brad Blum. "Building on our twenty-one consecutive quarters of same-restaurant sales increases, we see many opportunities to offer our guests an even better genuine Italian dining experience. We have a
two-pronged   strategy   for   growth.   The  first  is   continued   growth  in
same-restaurant sales and traffic and the second is resumption of new restaurant expansion."

         Red Lobster President Dick Rivera has similar long-term objectives. "While we are very pleased with how much we've turned our business around," said Rivera, "we will not be content with simply returning to historical performance levels. We feel we can deliver a dining experience that enables us to take sales and traffic in our existing restaurants to new heights and that also forms the basis for a steady increase in new restaurant openings."

         Darden believes the two emerging businesses it currently operates provide a good start towards achieving the sale volumes it seeks from new businesses. "We have a very promising emerging company in Bahama Breeze, our Caribbean restaurant business," said Lee, "and we are extremely excited about the prospects for Smokey Bones, the new barbecue and sports bar operation we are now testing. We think Bahama Breeze can grow to be at least 100 - 150 restaurants and, should initial tests continue to prove successful, we believe Smokey Bones has the potential to be at least a 200 - 300 unit business."

         According to Lee, Darden is continuing efforts to develop other concepts internally and to find small multi-unit restaurant operations it can acquire and grow. "Even if Bahama Breeze continues to be well-received and Smokey Bones proves as successful as we hope, we will continue exploring new internal ideas and looking for potential acquisitions in a disciplined manner to help meet our long-term growth objectives," he said.

ATTRACTIVE EARNINGS AND RETURNS EXPECTED

         Darden said its market share goals are consistent with annual earnings per share growth that trends between 15% and 20% over time. "There will be year to year variations in our earnings growth based upon economic and industry factors and decisions we make at various points in time about what's best for the Company long term," said Otis. "These may put us above or below the 15% -
20% range in any particular year. When we think about a trend over time, however, we believe the range is reasonable given our desire to capture for our shareholders a meaningful portion of the substantial growth opportunity offered by casual dining."

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         Darden  emphasized that its objective is to increase sales and earnings while delivering financial returns well above its all-in cost of funds. "We regularly discuss our efforts to grow by being the first choice of guests, employees and the communities in which we live and work," observed Lee. "We are always aware - in all we do - of our need to couple our growth with strong returns to provide leadership levels of shareholder value creation."

OPERATING COMPANIES' GROWTH CONTINUES

         Dick Rivera said Red Lobster's strategy is working well. He reiterated that Red Lobster is seeking to improve the dining experience it delivers by transforming its culture and the behavior of its employees, enhancing its food offerings and creating marketing that makes stronger connections to guests and communicates the changes taking place in the restaurants.

         Rivera and other senior management of Red Lobster reviewed the operating company's initiatives in these areas and offered evidence the desired changes are taking place. "We are seeing across the board improvement in all critical measures," Rivera announced. "Scores are improving on each of the attributes measured in our guest satisfaction and employee experience surveys. Manager and frontline employee turnover trends are excellent and, most importantly, same-restaurant sales and guest counts continue to increase."

         Red Lobster also detailed its progress toward returning to a historical operating profit return on sales level. It reported that, in fiscal 1997, return on sales fell to 23% of the level achieved in fiscal 1995 - Red Lobster's last year of normalized returns. According to Rivera, results have steadily improved, with operating profit return on sales rising to 55% of normal in fiscal 1998, 65% in fiscal 1999 and 74% for the twelve months through November 1999, the end of the fiscal 2000 second quarter. Red Lobster said it expects continued improvement.

         Olive Garden detailed its strategy to build on its strong guest satisfaction results, continued comparable restaurant sales and traffic increases, and record-setting financial results. "Our strategy is unchanged," said Brad Blum. "We are a family of local restaurants focused on delighting every guest with a genuine Italian dining experience and this is the foundation for the sustained same-restaurant sales growth we seek at Olive Garden and for our planned acceleration in new restaurant openings." Blum pointed to progress on each of four key growth initiatives. He said wine sales are increasing, new menu items inspired by Olive Garden's restaurant and Culinary Institute in Tuscany, Italy, are being well-received by guests, the RevItalia remodel

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program continues to show strong results and Olive Garden is planning to open 15 new restaurants each year for at least the next three years.

         Bahama Breeze has 10 restaurants open and said its expansion remains on plan. According to Gary Heckel, President of Bahama Breeze, the operating company intends to open two more restaurants in fiscal 2000 (ending May 2000), and has a sufficient pipeline to meet its fiscal 2001 goal of at least 12 new restaurants.

         According to Bob Mock, President of Smokey Bones, and concept creator Blaine Sweatt, Darden's consumer research indicates that the barbecue and sports bar arenas have very strong appeal. Mock said the first restaurant's early volumes and consumers' exceptionally positive responses to it are consistent with the research and support Darden's confidence in Smokey Bones' potential. A second restaurant is scheduled to open in late spring and a third test location is also under construction.

DARDEN OUTLINES ITS STRATEGIC BUILDING BLOCKS

         Joe Lee said he believes the strategic building blocks necessary for effective long-term operation and evolution of Red Lobster and Olive Garden and successful expansion of Bahama Breeze and other emerging concepts are the same. "We win if we are brilliant with key basics," said Lee. "We are building a dynamic culture of continuous improvement when it comes to daily operations in our restaurants, our ability to develop leaders throughout our organization and our capacity to redefine hospitality and culinary excellence within casual dining."

     Darden Restaurants, in Orlando, Florida, is the world's largest casual dining company with more than 1,120 restaurants operating under the Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones brands, with over 115,000 employees and annual sales of $3.5 billion. Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability

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of food and real estate,  government  regulation,  construction  costs,  weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.

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